UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 14, 2012

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
205093315
(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9990
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Note Exchange and Purchase Agreement

On November 14, 2012, VistaGen Therapeutics, Inc. (the "Company"), certain subsidiaries of the Company, and Platinum Long Term Growth VII, LLC ("Platinum") entered into an amendment (the "Amendment") to the Note Exchange and Purchase Agreement, dated October 11, 2012 (the "Agreement"), between the Company and Platinum, and previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2012.

The Amendment combines the final senior secured convertible promissory notes proposed to be purchased from the Company by Platinum under the terms of the Agreement into a final single senior secured convertible promissory note in the principal amount of $1.0 million (the "Platinum Note"). As amended, the Platinum Note will be purchased by Platinum within five business days of the Company's notice to Platinum of the consummation of a debt or equity financing, or combination of financings, prior to January 31, 2013, resulting in gross proceeds to the Company of at least $1.0 million (the "Required Financing"), provided, however, that the Platinum Note shall not be issued prior to January 1, 2013. As of the date of this Current Report on Form 8-K, approximately $370,000 of the Required Financing has been consummated.

Promissory Note Conversions

Effective as of November 15, 2012, the holders of convertible promissory notes (the "Exchange Notes"), in the aggregate principal amount of $500,000, issued by the Company pursuant to the Convertible Note and Warrant Purchase Agreement, dated as of February 28, 2012, entered into an Exchange Agreement with the Company (the "Exchange Agreement"). Under the terms of the Exchange Agreement, (i) the current amount due under the terms of the Exchange Notes, $678,640, which amount included all accrued interest thereon as well as additional consideration for the conversion, was exchanged for a total of 1,357,281 unregistered shares of the Company's common stock and five year warrants to purchase 678,641 unregistered shares of the Company's common stock at an exercise price of $1.50 per share (the "Note Exchange Securities"); and (ii) that certain Registration Rights Agreement, dated February 28, 2012, between the Company and the holders of the February 2012 Notes was terminated.

The foregoing description of the Amendment and the Exchange Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment and the form of Exchange Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01. The Note Exchange Securities were issued in transactions exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), in reliance on Section 3(a)(9) and/or Section 4(2) under the Securities Act, and Rule 506 of Regulation D thereunder. Each of the investors represented that it was an "accredited investor" as defined in Regulation D.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   November 20, 2012
By:	/s/ Shawn K. Singh

Name: Shawn K. Singh
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment to Note Exchange and Purchase Agreement
EX-10.2	Form of Exchange Agreement